UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 17, 2017

BioTime, Inc.

(Exact name of registrant as specified in its charter)

California	1-12830	94-3127919
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1010 Atlantic Avenue

Suite 102

Alameda, California 94501

(Address of principal executive offices)

(510) 521-3390

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Forward-Looking Statements

Any statements that are not historical fact (including, but not limited to statements that contain words such as “may,” “will,” “believes,” “plans,” “intends,” “anticipates,” “expects,” “estimates”) should also be considered to be forward-looking statements. Additional factors that could cause actual results to differ materially from the results anticipated in these forward-looking statements are contained in BioTime’s periodic reports filed with the SEC under the heading “Risk Factors” and other filings that BioTime may make with the Securities and Exchange Commission. Undue reliance should not be placed on these forward-looking statements which speak only as of the date they are made, and the facts and assumptions underlying these statements may change. Except as required by law, BioTime disclaims any intent or obligation to update these forward-looking statements.

References in this Report to “BioTime,” “we” or “us” refer to BioTime, Inc.

Item 1.01 Entry into a Material Definitive Agreement.

On August 17, 2017, our subsidiary AgeX Therapeutics, Inc. (“AgeX”) completed an asset acquisition and stock sale pursuant to which it received certain assets from BioTime for use in its research and development programs and raised $10 million in cash to finance its operations. Pursuant to an Asset Contribution and Separation Agreement (the “Asset Contribution Agreement”), we contributed certain assets and cash to AgeX in exchange for 28,800,000 shares of AgeX common stock. We and AgeX also entered into a License Agreement pursuant to which we licensed or sublicensed to AgeX, and AgeX granted to us an option to license back, certain patent rights. Concurrently, AgeX sold 4,950,000 shares of its common stock for $9,900,000 in cash. We now own approximately 85% of the issued and outstanding shares of AgeX common stock.

AgeX was formed in early 2017 to develop BioTime technology relating to cell immortality and regenerative biology by developing products for the treatment of aging and age-related diseases. Initial product development plans include: pluripotent stem cell-derived brown adipocytes (AGEX-BAT1); vascular progenitors (AGEX-VASC1); and induced Tissue Regeneration (iTR). Initial planned indications for these products are type II diabetes, cardiac ischemia, and cancer, respectively.

Asset Contribution Agreement

Assets Contributed

Pursuant to the Asset Contribution Agreement, we contributed to AgeX the following assets:

●	Intellectual property and proprietary technology, including certain patents and patent applications and know-how comprising our induced tissue regeneration or “iTR” technology and adipose brown fat tissue technology;

●	Approximately 95% of the outstanding shares of our subsidiary ReCyte Therapeutics, Inc. which constitute all of the shares we held prior to the contribution;

●	Approximately 82% of the outstanding shares of our subsidiary LifeMap Sciences, Inc. which constitute all of the shares we held prior to the contribution;

●	Approximately 44% of the outstanding shares of Ascendance Biotechnology, Inc., which constitute all of the shares we held prior to the contribution;

●	$100,000 in cash; and

●	Certain other assets and contracts related to the research and development programs that AgeX will conduct.

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Assumption of Liabilities

AgeX will assume all obligations and liabilities related to the assets contributed and contracts assigned to AgeX or the operation of the AgeX related business.

Other Matters

The Asset Contribution Agreement also sets forth other terms that govern certain aspects of BioTime’s ongoing relationship with AgeX if in the future BioTime determines to distribute its AgeX shares to BioTime shareholders. The BioTime Board of Directors has not currently determined to make any such distribution and those provisions of the Asset Contribution Agreement should not be construed as being indicative that a distribution will be made.

The foregoing description of the Asset Contribution Agreement is qualified in its entirety by reference to the Asset Contribution Agreement, a copy of which will be filed as an Exhibit to our Quarterly Report on Form 10-Q for the three months ending September 30, 2017.

The Asset Contribution Agreement includes representations, warranties and covenants which were made solely for the benefit of the parties to the Asset Contribution Agreement. Investors are not third-party beneficiaries under the Asset Contribution Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of BioTime, AgeX or any of their respective subsidiaries or affiliates.

License Agreement

Concurrently with the contribution of assets to AgeX under the Asset Contribution Agreement, BioTime and AgeX entered into a License Agreement pursuant to which BioTime has licensed to AgeX, with rights to sublicense, certain intellectual property, including patents and patent applications and know-how for use in the development, manufacture and commercialization of products or services for the prevention, treatment, amelioration, diagnosis or monitoring of all human and non-human animal diseases and conditions except for the field of medical products, devices and services for the reserved BioTime fields of orthopedic, ophthalmic and medical aesthetic uses. In addition, BioTime retains an option right, on terms to be negotiated, to license iTR patents in research, development, manufacturing and commercialization of treatments based on iTR in the reserved BioTime fields. The licensed patents and know-how relate generally to (a) BioTime’s PureStem® human embryonic progenitor cell lines, and (b) telomere length and DNA quality control analysis in pluripotent stem cells.

The BioTime patent rights licensed to AgeX are exclusive and worldwide except for existing third party licenses at the time of contribution, and for medical products, devices, and services related to tendon. AgeX additionally received an option to license certain BioTime retained rights outside of orthopedic indications unless a license grant would compete with a BioTime program or products in the retained BioTime field.

The foregoing description of the License Agreement is qualified in its entirety by reference to the License Agreement, a copy of which will be filed as an Exhibit to our Quarterly Report on Form 10-Q for the three months ending September 30, 2017.

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Additional Licenses and Sublicenses

BioTime and a subsidiary have also agreed to license or sublicense to AgeX certain additional patents and patent rights and know-how relating to BioTime HyStem® hydrogel technology, human embryonic progenitor cell technology, and human pluripotent stem cell lines and technology for use outside the fields reserved to BioTime or in the case of certain sublicense rights, fields previously licensed to third parties.

Cash Contribution by Institutional and Private Investors and BioTime.

To raise cash for its operations, in addition to the $100,000 of cash contributed by BioTime under the Asset Contribution Agreement, AgeX sold 4,950,000 shares of its common stock for $9,900,000 in cash. The purchasers were certain institutional and private investors, which included Alfred D. Kingsley, the Chairman of BioTime’s Board of Directors, who purchased 200,000 shares, and BioTime which purchased 437,500 shares. The AgeX shares were sold at a price of $2.00 per share pursuant to a series of Stock Purchase Agreements of like tenor.

Mr. Kingsley acquired an additional 421,500 AgeX shares valued at $2.00 per share from BioTime in exchange for 300,000 BioTime common shares owned by Mr. Kingsley valued at $2.81 per share. In connection with its purchase of AgeX shares, BioTime sold 300,000 BioTime common shares to an unaffiliated and existing BioTime investor also for $2.81 per share. The BioTime common shares received from Mr. Kingsley were immediately retired as authorized but unissued shares resulting in no net dilution to existing BioTime shareholders on this transaction.

The AgeX shares were offered and sold without registration under the Securities Act of 1933, as amended (the “Securities Act”) in reliance on exemptions from registration under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D and Regulation S thereunder.

AgeX has agreed to use commercially reasonable efforts to register the shares of AgeX common stock issued to the investors and BioTime for sale under the Securities Act.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOTIME, INC.

Date: August 17, 2017	By:	/s/ Russell Skibsted
Chief Financial Officer

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